INVESTMENT
BANKING

Boomerang Update

Goldman Sachs & Co. LLC

Private and Confidential

May 14, 2024

Goldman Sachs

Analysis at Various Prices

Calendarized to 31-Dec Year End

($ in millions, except per share data)

	Share Price	Current	Offer										Counter
Tasmania Share Price		**$ 3.16**	**$ 4.00**	**$ 4.25**	**$ 4.50**	**$ 4.75**	**$ 5.00**	**$ 5.50**	**$ 6.00**	**$ 6.50**	**$ 7.00**	**$ 7.50**	**$ 8.00**
% Premium / (Discount)[1]													
Current Share Price	$ 3.16	*0 %*	*27 %*	*34 %*	*42 %*	*50 %*	*58 %*	*74 %*	*90 %*	*106 %*	*122 %*	*137 %*	*153 %*
1M VWAP	2.70	*17*	*48*	*58*	*67*	*76*	*85*	*104*	*123*	*141*	*160*	*178*	*197*
3M VWAP	2.87	*10*	*40*	*48*	*57*	*66*	*74*	*92*	*109*	*127*	*144*	*162*	*179*
6M VWAP	3.50	*(10)*	*14*	*21*	*29*	*36*	*43*	*57*	*71*	*86*	*100*	*114*	*129*
52 Week High (5/31/23)	8.24	*(62)*	*(51)*	*(48)*	*(45)*	*(42)*	*(39)*	*(33)*	*(27)*	*(21)*	*(15)*	*(9)*	*(3)*
52 Week Low (5/3/24)	2.25	*40*	*78*	*89*	*100*	*111*	*122*	*144*	*167*	*189*	*211*	*233*	*256*
IPO Price	21.00	*(85)*	*(81)*	*(80)*	*(79)*	*(77)*	*(76)*	*(74)*	*(71)*	*(69)*	*(67)*	*(64)*	*(62)*
Median Target Price [2]	3.50	*(10)*	*14*	*21*	*29*	*36*	*43*	*57*	*71*	*86*	*100*	*114*	*129*
Capitalization													
Fully Diluted Shares Outstanding		336.6	337.7	338.7	339.6	340.4	341.1	342.3	343.3	344.2	345.0	345.6	346.2
Implied Equity Value		**$ 1,064**	**$ 1,351**	**$ 1,439**	**$ 1,528**	**$ 1,617**	**$ 1,705**	**$ 1,883**	**$ 2,060**	**$ 2,237**	**$ 2,415**	**$ 2,592**	**$ 2,770**
(+) Gross Debt		294	294	294	294	294	294	294	294	294	294	294	294
(-) Cash		(73)	(73)	(73)	(73)	(73)	(73)	(73)	(73)	(73)	(73)	(73)	(73)
Implied Enterprise Value		**$ 1,285**	**$ 1,572**	**$ 1,661**	**$ 1,749**	**$ 1,838**	**$ 1,927**	**$ 2,104**	**$ 2,282**	**$ 2,459**	**$ 2,636**	**$ 2,814**	**$ 2,991**
EV / Adj. EBITDA	**Metric**												
2023A	$ 112	11.5 x	14.1 x	14.9 x	15.7 x	16.5 x	17.2 x	18.8 x	20.4 x	22.0 x	23.6 x	25.2 x	26.8 x
2024E	84	15.4	18.8	19.9	20.9	22.0	23.0	25.2	27.3	29.4	31.5	33.7	35.8
NTM	100	12.8	15.7	16.6	17.5	18.3	19.2	21.0	22.8	24.5	26.3	28.1	29.9
2025E	129	10.0	12.2	12.9	13.6	14.3	15.0	16.3	17.7	19.1	20.5	21.8	23.2

Prior Offers

		Premium to		
	Price	**Undist-urbed**	**52wk High**	**1yr Fwd Mult.**
1st Offer (Mar 2023)	$11.00	55%	(50)%	16.1x
Jun 2023 Offer	$11.85	91%	(31)%	17.0x
Last Offer (Mar 2024)	$4.00	66%	(51)%	18.8x[4]

Peer Trading

EV / Adj. EBITDA	EPAM	Globant	Endava	Global IT Services[3]
2023A	11.0 x	21.9 x	10.2 x	12.7 x
2024E	11.8	18.1	10.1	11.6
NTM	11.4	17.1	8.4	11.3
2025E	10.8	15.0	6.2	10.9

Source: FactSet, Bloomberg, Company filings; market data and estimates as of 14-May-2024. Note: Lease liabilities have been removed from EV and approximated lease / rental expense removed from EBITDA estimates in accordance with IFRS 16 standards. NTM Lease Liabilities have been calculated using a % of revenue as of Dec-2023. 2023 YE Capitalized R&D expense has been removed from NTM EBITDA. [1] VWAPs, 52 Week Low, 52 Week High as of 14-May-2024. [2] Median Target Price from FactSet as of 14-May-2024. [3] Global IT Services includes ACN, CAP, CTSH, CGI. [4] 2024E Consensus EBITDA

Goldman Sachs

Historical Premia Analysis

U.S. Cash M&A Transactions Since 2014 | TMT Deals > $200mm

Sponsor Take Privates Only

INVESTMENT BANKING

- Median premia of 29% over the past 10 years, while premia has been elevated in 2022 and 2023
- Median premia generally increase on average as targets are further from their 52 week-high

Median Premia Paid to Undisturbed Price[1]

	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024 YTD	Over all
25th Percentile	16%	12%	26%	17%	20%	18%	22%	23%	24%	18%	16%	19%
75th Percentile	39%	40%	56%	32%	45%	31%	64%	49%	64%	59%	36%	48%



25%
27%
38%
20%
29%
22%
27%
32%
36%
46%
24%
29%
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024 YTD
Overall

	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024 YTD	Overall
Deal Count	15	22	29	23	25	21	16	31	39	31	18	294

Median Premia Paid at Different Trading Levels[1]



212%
94%
46%
56%
36%
26%
29%
Tasmania is trading at ~38% of its 52-week high

Undisturbed Price % of 52-wk High	0-20%	20-30%	30-40%	40-50%	50-60%	60%+	Overall
Deal Count	2	9	8	15	29	231	294

Source: Factset as of 14-May-2024 | Note: Includes all-cash TMT transactions greater than $200mm. [1] Excludes deals with data indicating premia to undisturbed price is negative or greater than 500%

Goldman Sachs

INVESTMENT BANKING

Select Precedent Minority Buy-In Transactions

Transaction and Offer Progression Details

Acquiror Name	Target Name	% Held at Ann.	Date Announced	Size ($mm)	Final Premium to Last Close[1]	Final Premium to 90 day VWAP	% Increase in Offer	No. of Bumps	Stock Price 1 Day Prior to Ann ($)	Initial Price / Share ($)	Final Price Per Share ($)	Majority of Minority Vote?
Silver Lake	Endeavor Group Holdings	73.2%[2]	04/02/2024	$ 24,511	55.2%	25.7 %	N/A	N/A	$ 17.72	N/A	$ 27.50	No
THL Partners	Agiliti Inc.	73.0	02/26/2024	2,500	30.9%	43.0 %	11.1%	3	7.64	$ 9.00	10.00	No
Light & Wonder, Inc.	SciPlay Corporation	83.0	05/18/2023	601	47.5%	36.6%	14.8%	4	15.56	20.00	22.95	No
Thoma Bravo	Magnet Forensics	71.0	01/20/2023	1,300	15.0%	26.1%	30.1%	2	CA$24	CA$34.00	CA$44.25	Yes
BDT Capital Partners LLC	Weber Inc	60.0	10/24/2022	957	53.6%	15.2%	28.8%	3	5.24	6.25	8.05	No
Sumitomo Pharma Co., Ltd.	Myovant Sciences Ltd.	52.0	10/02/2022	1,239	50.3%	69.6%	18.7%	1	17.96	22.75	27.00	Yes
Poseidon Acq Corp	Atlas Corp	69.8	08/04/2022	1,316	31.1%	32.1%	7.3%	1	11.82	14.45	15.50	Yes
TPG	Convey Health Solutions Hldg	66.1	06/21/2022	251	143.1%	83.1%	16.7%	2	4.32	9.00	10.50	No
Omega Acquisition Inc	Continental Resources Inc	82.6	06/14/2022	4,701	15.2%	N/A	6.1%	7	64.50	70.00	74.28	No[3]
Axar Capital Management LP	StoneMor Inc	71.5	05/25/2022	428	54.2%	35.6%	16.7%	2	2.27	3.00	3.50	Yes
Geneve Holdings, Inc.	Independence Holding Company	62.3	08/30/2021	313	35.7%	N/A	14.0%	2	42.01	50.00	57.00	Yes
Santander Holdings USA Inc	Santander Consumer USA Hldgs	80.2	07/02/2021	2,512	13.9%	19.0%	6.4%	2	36.43	39.00	41.50	No[3]
Unicorn II Parent Ltd	New Frontier Health Corporation	53.0	02/10/2021	1,254	23.6%	36.3%	0.0%	0	9.71	12.00	12.00	No
Chevron Corp	Noble Midstream Partners LP	62.5	02/05/2021	492	16.8%	35.6%	16.8%	2	12.47	12.47	14.56	No
BridgeBio Pharma Inc	Eidos Therapeutics Inc	60.8	10/05/2020	981	41.1%	61.2%	19.4%	1	51.92	61.38	73.26	Yes
Farm Bureau Ppty & Casualty	FBL Financial Group Inc	60.5	09/04/2020	587	63.8%	67.5%	29.8%	3	37.25	47.00	61.00	Yes
Ionis Pharmaceuticals Inc	Akcea Therapeutics Inc	75.9	08/31/2020	445	59.5%	38.2%	0.0%	0	11.38	18.15	18.15	No[3]
Kyocera Corporation	AVX Corporation	72.0	11/27/2019	1,031	44.6%	42.0%	11.5%	1	15.04	19.50	21.75	No[3]
Sonic Financial Corporation	Speedway Motorsports, Inc.	71.1	04/24/2019	900	44.2%	24.1%	9.7%	1	13.70	18.00	19.75	No[3]
Employers Mutual Casualty Co	EMC Insurance Group Inc	54.3	11/16/2018	356	50.1%	44.9%	20.0%	2	23.99	30.00	36.00	Yes
NASCAR Holdings, Inc.	International Speedway Corporation	84.3	11/09/2018	307	13.9%	9.0%	5.9%	3	39.50	42.50	45.00	Yes
Roche Holdings AG	Foundation Medicine Inc	55.9	06/19/2018	2,261	28.7%	63.7%	0.0%	0	106.45	137.00	137.00	No[3]
Evergreen Parent LP	AmTrust Financial Services Inc	50.0	01/09/2018	1,447	45.5%	33.2%	20.4%	3	10.14	12.25	14.75	Yes
Median					**44.2 %**	**36.3 %**	**14.4 %**	**2**				
Min					**13.9 %**	**9.0 %**	**0.0 %**	**0**				
Max					**143.1 %**	**83.2 %**	**29.8 %**	**7**				
25th Percentile					**28.7 %**	**31.9 %**	**6.3 %**	**1**				
75th Percentile					**50.3 %**	**61.2 %**	**18.9 %**	**3**				

Source: Thomson Reuters

Note: Includes completed transactions with public U.S. targets that have a >50% controlling shareholder. [1] Premiums reflect undisturbed offer price premium to share price 1 day prior to announcement. [2] Represents voting interest, economic interest of 37%. [3] Tender offer.

Goldman Sachs

Precedent Sponsor Take-Privates (1/2)

2022 – 2024 YTD | U.S. M&A Transactions | EV > $1bn

Announcement Date	Target	Acquirer	Transaction Value (MM)	Premium (%) to Unaffected Price	One Year High	One Year Low	30D VWAP	90D VWAP	180D VWAP
5/13/2024	Squarespace, Inc.	Permira Advisers LLP	$ 6,381	15 %	15 %	61 %	13 %	25 %	35 %
5/6/2024	ALLETE, Inc.	Global Infrastructure Management LLC; CPP ; Allete Clean Energy	$ 5,630	11 % [1]	4 %	33 %	10 %	12 % [1]	16 %
5/5/2024	Perficient, Inc.	EQT Private Capital Asia Ltd.	$ 2,976	75 %	(21)%	78 %	55 %	36 %	31 %
4/26/2024	Darktrace Plc *	Thoma Bravo LP	$ 4,992	20 %	20 %	139 %	54 %	77 %	89 %
4/26/2024	U.S. Silica Holdings, Inc.	Apollo Capital Management LP	$ 1,858	19 %	8 %	53 %	11 %	26 %	25 %
4/25/2024	AssetMark Financial Holdings, Inc.	GTCR LLC	$ 2,623	1 %	(5)%	52 %	1 %	5 %	13 %
4/15/2024	Blackbaud, Inc.	Clearlake Capital Group LP	$ 4,557	4 %	(9)%	23 %	9 %	5 %	7 %
4/8/2024	Apartment Income REIT Corp.	Blackstone Real Estate Advisors LP	$ 8,947	25 %	5 %	37 %	13 %	16 %	18 %
4/8/2024	Model N, Inc.	Vista Equity Partners Management LLC	$ 1,138	11 %	(16)%	40 %	7 %	13 %	14 %
4/8/2024	Ducommun, Inc.	Albion River LLC	$ 1,059	24 %	12 %	47 %	18 %	19 %	24 %
2/26/2024	R1 RCM, Inc.	New Mountain Capital LLC	$ 5,462	24 %	(26)%	51 %	22 %	26 %	6 %
2/26/2024	Agiliti, Inc. (Minnesota)	Thomas H. Lee Partners LP	$ 2,500	31 %	(49)%	95 %	39 % [1]	43 % [1]	2 %
2/5/2024	Everbridge, Inc.	Thoma Bravo LP	$ 1,462	20 %	(18)%	48 %	10 %	21 %	17 %
1/19/2024	Kaman Corp.	Arcline Investment Management LP	$ 1,302	105 %	75 %	154 %	47 %	80 %	89 %
12/18/2023	Alteryx, Inc.	Insight ; Clearlake Capital	$ 4,138	59 %	(31)%	71 %	15 %	32 %	26 %
11/29/2023	Rover Group, Inc.	Blackstone Corporate Private Equity	$ 1,818	29 %	27 %	217 %	23 %	42 %	62 %
9/28/2023	Chico's FAS, Inc.	Sycamore Partners Management LP	$ 1,274	65 %	6 %	73 %	25 %	32 %	37 %
9/6/2023	NextGen Healthcare, Inc.	Thoma Bravo LP	$ 1,655	46 %	15 %	56 %	14 %	25 %	28 %
8/9/2023	Avid Technology, Inc.	STG Partners LLC	$ 1,396	32 %	(19)%	35 %	5 %	9 %	4 %
8/7/2023	Veritiv Corp.	Clayton Dubilier & Rice LLC	$ 2,792	20 %	12 %	77 %	16 %	34 %	32 %
7/31/2023	New Relic, Inc.	TPG; Francisco Partners; New Relic	$ 5,767	66 %	2 %	72 %	15 %	16 %	23 %
7/21/2023	Chase Corp.	Kohlberg Kravis Roberts & Co. LP	$ 1,308	3 %	(2)%	56 %	3 %	9 %	19 %
7/19/2023	Heritage-Crystal Clean, Inc.	JF Lehman & Co., Inc.	$ 1,291	7 %	7 %	75 %	19 %	27 %	32 %
6/5/2023	CIRCOR International, Inc.	Kohlberg Kravis Roberts & Co. LP	$ 1,626	77 %	(13)%	73 %	35 %	54 %	79 %
5/10/2023	Syneos Health, Inc.	Veritas Capital; Elliott; Patient Square Capital; Syneos Health	$ 7,229	10 %	(3)%	62 %	45 %	53 %	50 %
5/10/2023	Franchise Group, Inc.	Riley Financial; Irradiant Partners LP; Franchise Group	$ 3,398	32 %	(31)%	32 %	11 %	7 %	11 %
5/4/2023	Arconic Corp.	Apollo; Irenic Capital; Arconic Corp	$ 4,576	36 %	(3)%	76 %	29 %	32 %	38 %
3/27/2023	Blackbaud, Inc.	Clearlake Capital Group LP	$ 3,966	58 %	(18)%	61 %	51 %	39 %	31 %
3/14/2023	Cvent Holding Corp.	Blackstone Corporate Private Equity	$ 4,276	29 %	(5)%	108 %	42 %	52 %	52 %
3/14/2023	Univar Solutions, Inc.	Apollo; Abu Dhabi Investment Authority; Univar Solutions	$ 7,990	21 %	2 %	66 %	34 %	42 %	38 %
3/13/2023	Momentive Global, Inc.	STG Partners, LLC	$ 1,455	46 %	(62)%	73 %	59 %	33 %	(0)%
3/6/2023	Qualtrics International, Inc.	Canada Pension Plan Investment Board; Silver Lake	$ 10,110	63 %	(42)%	88 %	73 %	71 %	62 %

*Source: FactSet, public filings, press releases; as of 13-May-2024. Note: One year high/low and VWAP premiums calculated as of unaffected dates. [1] Per Press Release. * Note: non-US deal included given recency and relevance*

Goldman Sachs

Precedent Sponsor Take-Privates (2/2)

2022 – 2024 YTD | U.S. M&A Transactions | EV > $1bn

Announcement Date	Target	Acquirer	Transaction Value (MM)	Premium (%) to Unaffected Price	One Year High	One Year Low	30D VWAP	90D VWAP	180D VWAP
2/27/2023	Focus Financial Partners, Inc.	Clayton Dubilier & Rice LLC	$ 4,121	48 %	(13)%	73 %	42 %	50 %	45 %
2/9/2023	NuVasive, Inc.	Globus Medical, Inc.	$ 3,770	26 %	(3)%	62 %	24 %	40 %	30 %
2/9/2023	Sumo Logic, Inc.	Francisco Partners Management LP	$ 1,155	57 %	(5)%	83 %	58 %	56 %	54 %
1/20/2023	Magnet Forensics	Thoma Bravo	CA$1,800	15 %	2 %	189 %	16 %	21 %	40 %
1/9/2023	Duck Creek Technologies, Inc.	Vista Equity Partners Management LLC	$ 2,282	46 %	(35)%	86 %	61 %	63 %	34 %
12/16/2022	Maxar Technologies, Inc.	Advent International Corp.	$ 6,295	129 %	34 %	190 %	118 %	130 %	99 %
12/12/2022	Coupa Software, Inc.	Thoma Bravo LP	$ 7,457	77 %	(51)%	92 %	65 %	37 %	16 %
10/11/2022	ForgeRock, Inc.	Thoma Bravo LP	$ 1,703	53 %	(32)%	88 %	54 %	20 %	26 %
9/28/2022	BTRS Holdings, Inc.	EQT Partners AB	$ 1,453	65 %	(13)%	125 %	52 %	64 %	56 %
9/19/2022	KnowBe4, Inc.	Vista Equity Partners Management LLC	$ 3,704	44 %	(9)%	74 %	36 %	45 %	29 %
9/15/2022	STORE Capital Corp.	GIC; Oak Street; Store Capital Corp.	$ 13,802	20 %	(8)%	30 %	19 %	19 %	12 %
8/8/2022	Avalara, Inc.	Vista Equity Partners Management LLC	$ 8,280	27 %	(51)%	37 %	22 %	18 %	4 %
8/4/2022	Atlas Air Worldwide Holdings, Inc.	JF Lehman & Co.; Apollo; Hill City Capital; Atlas Air	$ 4,560	35 %	6 %	74 %	47 %	46 %	32 %
8/3/2022	Ping Identity Holding Corp.	Thoma Bravo LP	$ 2,557	63 %	(6)%	73 %	59 %	29 %	29 %
7/21/2022	Hanger, Inc.	Patient Square Capital	$ 1,341	26 %	(26)%	36 %	29 %	16 %	8 %
6/24/2022	Zendesk, Inc.	GIC; H&F; Permira; Abu Dhabi Investment Authority	$ 9,894	34 %	(49)%	42 %	(21)%	(24)%	(31)%
6/14/2022	Continental Resources, Inc.	Continental Resources, Inc. /Hamm/	$ 4,301	15 %	2 %	132 %	7 %	25 %	37 %
5/20/2022	Covetrus, Inc.	TPG Capital; Clayton Dubilier & Rice; Covetrus, Inc.	$ 3,166	17 %	(26)%	52 %	29 %	26 %	18 %
5/16/2022	ManTech International Corp.	The Carlyle Group LP (Global Private Equity)	$ 4,274	32 %	5 %	43 %	31 %	29 %	22 %
5/11/2022	Switch, Inc. (Nevada)	IFM; Digital Colony; Switch	$ 10,171	19 %	19 %	122 %	28 %	30 %	31 %
5/6/2022	Watermark Lodging Trust, Inc.	Brookfield Asset Management	$ 3,307	13 %	12 %	N/A	13 %	222 %	205 %
5/4/2022	Cumulus Media, Inc.	Cumulus Media	$ 2,180	473 %	291 %	547 %	479 %	448 %	413 %
4/25/2022	PS Business Parks, Inc.	Blackstone Real Estate Advisors LP	$ 5,856	12 %	0 %	27 %	12 %	11 %	12 %
4/18/2022	Natus Medical, Inc.	ArchiMed SAS	$ 1,084	29 %	14 %	52 %	30 %	37 %	35 %
4/14/2022	Twitter, Inc.	Twitter, Inc. /Musk/	$ 37,870	38 %	(24)%	67 %	40 %	39 %	13 %
4/11/2022	SailPoint Technologies Holdings, Inc.	Thoma Bravo LP	$ 6,185	32 %	9 %	83 %	29 %	48 %	41 %
4/5/2022	Tivity Health, Inc.	Stone Point Capital LLC	$ 1,893	1 %	(0)%	49 %	6 %	19 %	27 %
3/29/2022	Nielsen Holdings Plc	Brookfield; Evergreen Coast Capital; Elliott; Nielsen	$ 15,039	60 %	(0)%	69 %	60 %	45 %	38 %
3/20/2022	Anaplan, Inc.	Thoma Bravo LP	$ 9,348	26 %	(6)%	56 %	38 %	38 %	24 %
2/24/2022	South Jersey Industries, Inc.	JPMorgan Infrastructure Investments Group	$ 7,986	53 %	25 %	69 %	49 %	49 %	48 %
2/23/2022	Tenneco, Inc.	Apollo Management LP	$ 6,212	100 %	(10)%	107 %	95 %	72 %	34 %
2/22/2022	Houghton Mifflin Harcourt Publishing Co.	Veritas Capital Fund Management LLC	$ 2,682	36 %	11 %	274 %	-	-	-
2/15/2022	MoneyGram International, Inc.	Madison Dearborn Partners LLC	$ 1,750	50 %	(9)%	112 %	56 %	55 %	35 %
2/14/2022	Cornerstone Building Brands, Inc.	Clayton Dubilier & Rice LLC	$ 4,574	75 %	26 %	122 %	57 %	54 %	57 %
1/31/2022	Citrix Systems, Inc.	Vista; Evergreen Coast Capital; Citrix Systems	$ 14,607	24 %	(27)%	32 %	26 %	8 %	(1)%
Mean			**$ 4,967**	**44 %**	**(2)%**	**86 %**	**39 %**	**44 %**	**39 %**
Median			**$ 3,770**	**32 %**	**(3)%**	**71 %**	**29 %**	**33 %**	**30 %**

Source: FactSet, public filings, press releases; as of 13-May-2024. Note: One year high/low and VWAP premiums calculated as of unaffected dates.

Disclaimer

These materials have been prepared and are provided by Goldman Sachs on a confidential basis solely for the information and assistance of the senior management of the "Company" in connection with its consideration of the matters referred to herein. These materials and Goldman Sachs' presentation relating to these materials (the "Confidential Information") may not be disclosed to any third party or circulated or referred to publicly or used for or relied upon for any other purpose without the prior written consent of Goldman Sachs. The Confidential Information was not prepared with a view to public disclosure or to conform to any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and Goldman Sachs does not take any responsibility for the use of the Confidential Information by persons other than those set forth above. Notwithstanding anything in this Confidential Information to the contrary, the Company may disclose to any person the US federal income and state income tax treatment and tax structure of any transaction described herein and all materials of any kind (including tax opinions and other tax analyses) that are provided to the Company relating to such tax treatment and tax structure, without Goldman Sachs imposing any limitation of any kind. The Confidential Information has been prepared by Goldman Sachs Investment Banking and is not a product of Goldman Sachs Global Investment Research.

Goldman Sachs and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, any other party to any transaction and any of their respective affiliates or any currency or commodity that may be involved in any transaction. Goldman Sachs Investment Banking maintains regular, ordinary course client service dialogues with clients and potential clients to review events, opportunities, and conditions in particular sectors and industries and, in that connection, Goldman Sachs may make reference to the Company, but Goldman Sachs will not disclose any confidential information received from the Company.

The Confidential Information has been prepared based on historical financial information, forecasts and other information obtained by Goldman Sachs from publicly available sources, the management of the Company or other sources (approved for our use by the Company in the case of information from management and non-public information). In preparing the Confidential Information, Goldman Sachs has relied upon and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by us, and Goldman Sachs does not assume any liability for any such information. Goldman Sachs does not provide accounting, tax, legal or regulatory advice.

Goldman Sachs has not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance sheet assets and liabilities) of the Company or any other party to any transaction or any of their respective affiliates and has no obligation to evaluate the solvency of the Company or any other party to any transaction under any state or federal laws relating to bankruptcy, insolvency or similar matters. The analyses contained in the Confidential Information do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold or purchased. Goldman Sachs' role in any due diligence review is limited solely to performing such a review as it shall deem necessary to support its own advice and analysis and shall not be on behalf of the Company. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses, and Goldman Sachs does not assume responsibility if future results are materially different from those forecasts.

The Confidential Information does not address the underlying business decision of the Company to engage in any transaction, or the relative merits of any transaction or strategic alternative referred to herein as compared to any other transaction or alternative that may be available to the Company. The Confidential Information is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Goldman Sachs as of, the date of such Confidential Information and Goldman Sachs assumes no responsibility for updating or revising the Confidential Information based on circumstances, developments or events occurring after such date. The Confidential Information does not constitute any opinion, nor does the Confidential Information constitute a recommendation to the Company, any security holder of the Company or any other person as to how to vote or act with respect to any transaction or any other matter. The Confidential Information, including this disclaimer, is subject to, and governed by, any written agreement between the Company, the Board and/or any committee thereof, on the one hand, and Goldman Sachs, on the other hand. The Confidential Information does not address, nor does Goldman Sachs express any view as to, the potential effects of volatility in the credit, financial and stock markets on the Company, any other party to any transaction or any transaction.